Peoples Financial Services Corp.

Exhibit 32

SECTION 1350 CERTIFICATIONS

In connection with the Quarterly Report on Form 10-Q of Peoples Financial Services Corp. (the “Company”) for the period ended March 31, 2016, as filed with the Securities and Exchange Commission (the “Report”), I, Craig W. Best, President and Chief Executive Officer, of the Company, certify, pursuant to 18 U.S.C. Section 1350, as added by Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. To my knowledge, the information contained in the Report fairly represents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

/s/ Craig W. Best
President and Chief Executive Officer
(Principal Executive Officer)
Date: May 6, 2016

/s/ John R. Anderson, III
Interim Principal Financial and Accounting Officer
(Interim Principal Financial Officer and Principal Accounting Officer)
Date: May 6, 2016

A signed copy of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

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